Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appalachian Bancshares, Inc.
Employees’ Savings & Profit Sharing Plan and Trust
Ellijay, Georgia

We hereby consent to the incorporation by reference in the Registration Statements (File Numbers 333-111706 and 333-27127) on Form S-8 of our report dated June13, 2006, relating to the financial statements of Appalachian Bancshares, Inc. Employees’ Savings & Profit Sharing Plan and Trust (the “Plan”) appearing in the Plan’s Annual Report on Form 11-K for the year ended December 31, 2005.

Atlanta, Georgia                                                                    /s/ Mauldin & Jenkins, LLC
July 10, 2006                                                                     Mauldin & Jenkins, LLC